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                           JOHN G. REBENSDORF, P.C.
                                ATTORNEY AT LAW
                          6116 N. CENTRAL EXPRESSWAY
                                  SUITE 1313
                             DALLAS, TEXAS  75206
                            TELEPHONE 214/696-9388
                           FACSIMILE  214/696-9430
                          E-MAIL:  JOHN@JMDUNCAN.COM




Airtech International Group, Inc.
15400 Knoll Trail
Suite 200
Dallas, Texas  75248

Gentlemen:

      We have acted as counsel for Airtech International Group, Inc., a Wyoming corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with respect to the registration for the sale by certain selling stockholders of 2,952,703 shares of Airtech's common stock, $0.05 par value (the "Shares"), as described in the Registration Statement.

      In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company, certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

      Based upon the foregoing, and having regard for such legal consideration as we have deemed relevant, we are of the opinion that the issuance of the Shares as described in the Registration Statement has been validly authorized and, upon issuance of the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

      We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" therein.

                                       Very truly yours,

                                       JOHN G. REBENSDORF, P.C.


                                       By: /s/ John G. Rebensdorf
                                          --------------------------------------
                                             John G. Rebensdorf, President

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